UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2015

EQUITABLE FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Maryland	333-202707	32-0467709
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

113 North Locust Street
Grand Island, Nebraska	68801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 382-3136

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On June 29, 2015, Equitable Financial Corp., a Maryland corporation (“New Equitable”), announced that the depositors of Equitable Bank and the stockholders of Equitable Financial Corp., a federal corporation (“Old Equitable”), each approved a Plan of Conversion and Reorganization at separate meetings held on June 25, 2015.  Pursuant to the Plan, Equitable Financial MHC will convert to the stock holding company form of organization and New Equitable, the proposed stock holding company for Equitable Bank, will sell shares of its common stock.

New Equitable also announced that, based upon preliminary results, the subscription and community offerings that ended on June 17, 2015 were oversubscribed.  New Equitable received orders in the subscription and community offerings in excess of the adjusted maximum of the offering range (1,983,750 shares).   The final number of shares to be sold in the stock offering will be based on a final appraisal and receipt of final regulatory approval.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated June 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE FINANCIAL CORP.

By:	/s/ Thomas E. Gdowski
Thomas E. Gdowski
President and CEO

Dated:  June 29, 2015